Exhibit 1.1

Myovant Sciences Ltd.

[●] Shares 1

Common Shares

($0.00001 par value)

Underwriting Agreement

New York, New York

[●], 2016

Citigroup Global Markets Inc.

Cowen and Company, LLC

Evercore Group L.L.C.

Barclays Capital Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, NY 10055

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Myovant Sciences Ltd., a company incorporated and organized under the laws of Bermuda (the “Issuer”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as Representatives, [●] common shares, $0.00001 par value per common share (“Common Shares”), of the Issuer (said Common Shares to be issued and sold by the Issuer being hereinafter called the “Underwritten Securities”). The Issuer also proposes to grant to the Underwriters an option to purchase up to [●] additional Common Shares to cover over-allotments, if any (the “Option Securities;” the Option Securities, together with the Underwritten Securities, hereinafter called the “Securities”).

[1]	Plus an option to purchase from the Issuer up to [●] additional Common Shares to cover over-allotments.

1. Representations and Warranties. The Issuer represents and warrants to, and agrees with, each Underwriter as set forth below:

(a) The Issuer has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (file number 333-213891) on Form S-1, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430A under the Securities Act at the Execution Time (as defined herein) and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act relating to the offering covered by the Registration Statement (the “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be (the “Registration Statement”), including a related preliminary prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the date and time that this agreement (this “Underwriting Agreement”) is executed and delivered by the parties hereto (the “Execution Time”), has become effective under the Securities Act. The Issuer may have filed one or more amendments thereto, including a related preliminary prospectus relating to the Securities which is used prior to the filing of the Prospectus (the “Preliminary Prospectus”), each of which has previously been furnished to the Representatives. The Issuer will file with the SEC a final prospectus relating to the Securities in accordance with Rule 424(b) after the Execution Time (the “Prospectus”). As filed, the Prospectus shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Issuer has advised the Representatives, prior to the Execution Time, will be included or made therein;

(b) On each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective (the “Effective Date”), the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (together with any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof;

(c) The “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (the “Issuer Free Writing Prospectuses”), if any, identified in Schedule II hereto, and (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The (i) Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof;

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an ineligible issuer, as defined in Rule 405 under the Securities Act (an “Ineligible Issuer”), without taking account of any determination by the SEC pursuant to Rule 405 under the Securities Act that it is not necessary that the Issuer be considered an Ineligible Issuer;

(e) From the time of initial confidential submission of the Registration Statement to the SEC (or, if earlier, the first date on which the Issuer engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters

Communication) through the Execution Time, the Issuer has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication by the Issuer or by any person authorized to act on behalf of the Issuer with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(f) Except as disclosed to the Representatives, the Issuer (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Issuer reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Issuer has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(h) Each of the Issuer and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited company or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is incorporated or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”);

(i) All the outstanding shares of capital stock or other equity interests of each of the Issuer’s subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (to the extent applicable under the laws of the relevant jurisdiction of incorporation or organization), and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or other equity interests of the Issuer’s subsidiaries are owned by the Issuer either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(j) The Issuer’s only subsidiaries are Myovant Sciences, Inc., Myovant Holdings Limited and Myovant Sciences GmbH;

(k) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus);

(l) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer;

(m) The Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction or by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus;

(o) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to, (i) the memorandum of association or bye-laws of the Issuer, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties, except in the case of clauses (ii) and (iii) as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(p) No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement, except for such rights as have been duly waived;

(q) The Securities have been duly authorized and, when delivered to and paid for by the Underwriters pursuant to this Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance and sale of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Securities;

(r) The consolidated historical financial statements of the Issuer and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected consolidated financial data set forth under the caption “Selected Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries or its or their property is pending or, to the knowledge of the Issuer, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Issuer’s obligations under this Underwriting Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto);

(t) Each of the Issuer and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted and as described in the Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect;

(u) Neither the Issuer nor any of its subsidiaries is in violation or default of (i) any provision of its memorandum of association or bye-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(v) Ernst & Young LLP, who has certified certain financial statements of the Issuer and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Issuer within the meaning of the Securities Act;

(w) [Reserved];

(x) The Issuer has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect. No labor problem or dispute with the employees of the Issuer or any of its subsidiaries exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect;

(y) The Issuer and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally deemed prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Issuer or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Issuer and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Issuer nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Issuer nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;

(z) No subsidiary of the Issuer is currently prohibited, directly or indirectly, from paying any dividends to the Issuer, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s property or assets to the Issuer or any other subsidiary of the Issuer, except as described in or contemplated by the Disclosure Package and the Prospectus;

(aa) The Issuer and its subsidiaries possess such valid and current licenses, certificates, permits, approvals, clearances, registrations, exemptions, consents and other authorizations issued by applicable authorities as necessary to conduct their respective businesses as presently conducted and as described in the Disclosure Package and the Prospectus (“Permits”), except where the failure to so possess would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Issuer nor any such subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(bb) The Issuer maintains a system of internal accounting controls designed to, and which the Issuer believes is sufficient, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer is not aware of any material weakness in its internal controls over financial reporting;

(cc) The Issuer and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities and Exchange Act 1934, as amended and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”); such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;

(dd) The Issuer has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(ee) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Issuer and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and as described in the Disclosure Package and the Prospectus and (iii) have not received notice of any actual or potential liability under any environmental law. Except as set forth in the Disclosure Package and the Prospectus, neither the Issuer nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(ff) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period that would reasonably be expected to have a Material Adverse

Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Issuer or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Issuer or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Issuer and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Issuer and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Issuer and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Issuer and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Issuer or any of its subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Issuer or any of its subsidiaries may have any liability;

(gg) There is and has been no failure on the part of the Issuer and any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with which the Issuer is required to comply as of the Effective Date, including Section 402 relating to loans;

(hh) Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee, affiliate or other person acting on behalf of the Issuer or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Issuer and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder;

(ii) The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened;

(jj) Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or would result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise);

(kk) Neither the Issuer nor any of its subsidiaries has engaged in any dealings or transactions with or, to the Issuer’s knowledge, for the benefit of, a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Issuer or any of its subsidiaries have any plans to engage in dealings or transactions with or, to the Issuer’s knowledge, for the benefit of, a Sanctioned Person, or with or in a Sanctioned Country;

(ll) The Issuer or its subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by them or, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted, except where the failure to so own or hold as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (collectively, “Intellectual Property”). To the Issuer’s knowledge, and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (a) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the Disclosure Package and the Prospectus as licensed to the Issuer or its subsidiaries; (b) the Issuer is not obligated to grant an option or license to any third party in connection with any Intellectual Property, and (c) there is no infringement by third parties of any Intellectual Property, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others: (i) challenging the Issuer’s ownership of, or rights in or to, any Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim that, if asserted on the date hereof, would reasonably be expected to succeed; (ii) challenging the validity, enforceability or scope of any Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim that, if asserted on the date hereof, would reasonably be expected to succeed; or (iii) asserting that the Issuer or its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Disclosure Package or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Issuer is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim that, if asserted on the date hereof, would reasonably be expected to succeed. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Issuer and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Issuer or its subsidiaries, and all such agreements are in full force and effect. To the Issuer’s knowledge, the product candidates described in the Registration Statement, the Disclosure Package and the Prospectus as under development by the Issuer or its subsidiaries fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Issuer or its subsidiaries and included in the Intellectual Property. To the knowledge of the Issuer, all patents and patent applications owned by, or exclusively licensed to, the Issuer have been duly and properly filed and maintained except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Issuer, the parties prosecuting all patents and patent applications owned by, or exclusively licensed to, the Issuer have complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office, and the Issuer is not aware of any facts required to be disclosed to such office that were not disclosed to such office and, as such, which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued from such applications;

(mm) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Issuer (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc.;

(nn) The preclinical tests and clinical trials, and other studies (collectively, “studies”) conducted by or, to the knowledge of the Issuer, for the Issuer, or that are described in, or the results of which are referred to in, the Registration Statement, the Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with all applicable laws and regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act (“FFDCA”) and its implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, and 312, with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents, in all material respects, the data derived from such studies, and the Issuer and its subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Disclosure Package or the Prospectus; the Issuer and its subsidiaries have made all such filings and obtained all such Permits as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) for the conduct of its business as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; neither the Issuer nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or material modification of any clinical trials currently being conducted or proposed to be conducted by or for the Issuer, that are described or referred to in the Registration Statement, the Disclosure Package or the Prospectus; and the Issuer and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies;

(oo) The Issuer’s and its subsidiaries’ business practices have been structured in a manner reasonably designed to comply with the state, federal and foreign health care laws applicable to the respective businesses of the Issuer and its subsidiaries, and the Issuer and its subsidiaries are, and at all times have been, in compliance with all applicable Health Care Laws, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) the FFDCA and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws and regulations, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iv) the Patient Protection and Affordable Care Act (Public Law 111-148), as amended by the Health Care and Education Reconciliation Act (Public Law 111-152); (v) Medicare (Title XVIII of the Social Security Act); (vi) Medicaid (Title XIX of the Social Security Act); and (vii) any and all other applicable health care laws and regulations of any governmental or regulatory authority. Neither the Issuer nor, to the knowledge of the Issuer, its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator, governmental or regulatory authority, or third party alleging that any product, operation or activity is in material violation of any Health Care Laws, and, to the Issuer’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. To the Issuer’s knowledge, neither the Issuer nor its subsidiaries have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program. Neither the Issuer nor its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, none of the Issuer, its subsidiaries or any of their respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Issuer, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion;

(pp) There are no debt securities or preferred shares issued, or guaranteed, by the Issuer that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(qq) Subject to the qualifications, limitations, exceptions and assumptions set forth in the Disclosure Package and the Prospectus, the Issuer does not believe that it is a passive foreign investment company, as defined in section 1297 of the Internal Revenue Code of 1986, as amended;

(rr) Except for any net income, capital gains, branch profits or franchise taxes imposed on the Underwriters by Bermuda, the United States or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement and in each of the Registration Statement, the Disclosure Package and the Prospectus) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Bermuda, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Underwriting Agreement, the Registration Statement, the Disclosure Package and the Prospectus, (ii) the sale and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus or (iii) the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus;

(ss) Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of $[●] per Common Share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto; and

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [●] Option Securities at the same purchase price per Common Share as the Underwriters shall pay for the Underwritten Securities, less an amount per Common Share equal to any dividends or distributions declared by the Issuer and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Issuer setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Common Shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, Eastern Standard Time, on [●], 2016, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). For purposes herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Issuer will deliver the Option Securities (at the expense of the Issuer) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. If settlement for the Option Securities occurs after the Closing Date, the Issuer will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Issuer agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Issuer has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Issuer will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information relating to the Registration Statement received by the Issuer, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as practicable the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable;

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Issuer will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request;

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Issuer promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as the Representatives may reasonably request;

(d) As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earnings statement or statements of the Issuer and its subsidiaries which will satisfy the provisions of Section 11(a) of Rule 158 under the Securities Act;

(e) The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement with conformed signatures (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the offering;

(f) The Issuer will cooperate with the Representatives and counsel for the Underwriters to arrange, if necessary, for the qualification of the Securities for sale under the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

(g) The Issuer will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any affiliate of the Issuer or any person in privity with the Issuer or any affiliate of the Issuer) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Underwriting Agreement, provided, however, that the Issuer may (i) effect the transactions contemplated hereby; (ii) issue and sell Common Shares, options or other rights to receive or purchase Common Shares, or issue Common Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Disclosure Package and the Prospectus, provided that the recipients thereof provide to the Representatives a signed Lock-up Agreement, (iii) issue Common Shares pursuant to the exercise of options outstanding on the date hereof, provided that the recipients thereof provide to the Representatives a signed Lock-up Agreement, (iv) file a registration statement on Form S-8 to register Common Shares issuable pursuant to the terms of stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Disclosure Package and the Prospectus and (v) issue Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares, or enter into an agreement to issue Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares that the Issuer may issue or agree to issue pursuant to this clause (v) shall not exceed 7.5% of the total outstanding share capital of the Issuer immediately following the issuance of the Common Shares; and provided, further, that the recipients thereof provide to the Representatives a signed Lock-Up Agreement;

(h) If Citigroup Global Markets Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(k) hereof for an officer or director of the Issuer and provides the Issuer with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Issuer agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver;

(i) The Issuer will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(j) The Issuer agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities to the Underwriters; (iv) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange (the “NYSE”); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) (such registration and qualification, fees and expenses of counsel in an aggregate amount not to exceed $10,000); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings) in an aggregate amount not to exceed $25,000; (viii) the transportation and other expenses incurred by or on behalf of Issuer representatives in connection with presentations to prospective purchasers of the Securities and 50% of the cost of any aircraft chartered in connection with the road show with the remaining 50% of the cost of such aircraft to be paid by the Underwriters; (ix) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; and (x) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder;

(k) The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer (which consent in each case shall not be unreasonably withheld, conditioned or delayed), it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer with the SEC or retained by the Issuer under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping;

(l) The Issuer will notify promptly the Representatives if the Issuer ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof; and

(m) If at any time following the distribution of any Written Testing-the-Waters Communication, during the period when delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Issuer will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) upon the reasonable request of the Representatives, amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Issuer contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; any material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) The Issuer shall have requested and caused Cooley LLP, counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form agreed to amongst the parties;

(c) The Issuer shall have requested and caused Conyers Dill & Pearman Limited, Bermuda counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form agreed to amongst the parties;

(d) The Issuer shall have requested and caused Pepper Hamilton LLP, counsel for the Issuer with respect to intellectual property matters, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form agreed to amongst the parties;

(e) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(f) The Issuer shall have furnished to the Representatives a certificate of the Issuer, signed by the Chairman of the Board or the principal executive officer and the principal financial or accounting officer of the Issuer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Underwriting Agreement and that:

(i) the representations and warranties of the Issuer in this Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g) The Issuer shall have requested and caused Ernst & Young LLP, independent registered public accountants for the Issuer, to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package, and each Issuer Free Writing Prospectus, if any.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuer and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) Prior to the Closing Date, the Issuer shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) The Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance, and satisfactory evidence of such approval shall have been provided to the Representatives.

(k) At the Execution Time, the Issuer shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto addressed to the Representatives from each person and entity listed on Schedule IV hereto and each other shareholder and option holder of the Issuer as of the Execution Time.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 885 Third Avenue, New York, New York 10022, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided that, in the event any such termination is effected after the Closing Date but prior to any settlement date for the Option Securities, the Issuer will only reimburse the Underwriters for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred after the Closing Date in connection with the proposed purchase of such Option Securities. For the avoidance of doubt, it is understood that the Issuer will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase Securities hereunder.

8. Indemnification and Contribution.

(a) The Issuer agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates (within the meaning of Rule 405 under the Securities Act) and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate (within the meaning of Rule 405 under the Securities Act) and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement and each director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter or the Issuer. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Issuer’s Common Shares shall have been suspended by the SEC or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuer or any of the officers, directors, employees, agents, affiliates (within the meaning of Rule 405 under the Securities Act) or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469, (ii) Cowen and Company, LLC, Attention: Head of Equity Capital Markets, facsimile number: +1 (646) 562-1249 with a copy to the General Counsel, facsimile number: +1 (646) 562-1124, (iii) Evercore Group L.L.C. at 55 East 52nd Street, New York, New York 10055, Attention: Equity Capital Markets, facsimile number: +1 (212) 857-3101, and (iv) Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, facsimile number: +1 (646) 834-8133; or, if sent to Myovant Sciences Ltd., will be mailed, delivered or telefaxed to Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: General Counsel, with copies (which shall not constitute notice) to Myovant Sciences, Inc., 320 West 37th Street, 5th Floor, New York, New York 10018 and Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304, Attention: Frank F. Rahmani, Esq., facsimile number: +1 (650) 849-7400.

13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. The Issuer agrees that any suit, action or proceeding against the Issuer brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer hereby appoints Corporate Services Company, which currently maintains an office at 2711 Centerville Road, Wilmington, Delaware, United States of America, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the

Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Bermuda. The provisions of this Section 14 shall survive any termination of this Underwriting Agreement, in whole or in part.

15. No Fiduciary Duty. The Issuer hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). The Issuer agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

16. Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Immunity. To the extent that the Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement

19. Waiver of Jury Trial. The Issuer and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

20. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and the several Underwriters.

Very truly yours,

Myovant Sciences Ltd.

By:
Name:	Lynn Seely, M.D.
Title:	Principal Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of

the date first above written.

Citigroup Global Markets Inc.

Cowen and Company, LLC

Evercore Group L.L.C.

Barclays Capital Inc.

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Cowen and Company, LLC

By:
Name:
Title:

By:	Evercore Group L.L.C.

By:
Name:
Title:

By:	Barclays Capital Inc.

By:
Name:
Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Underwriting Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Cowen and Company, LLC
Evercore Group L.L.C.
Barclays Capital Inc.
JMP Securities LLC
Robert W. Baird & Co. Incorporated

Total

2

SCHEDULE II

None.

3

SCHEDULE III

1. Investor Presentation of Myovant Sciences Ltd., as submitted to the SEC on September 20, 2016.

2. Investor Presentation of Myovant Sciences Ltd., as submitted to the SEC on September 20, 2016.

3. Investor Presentation of Myovant Sciences Ltd., as submitted to the SEC on September 20, 2016.

4. Investor Presentation of Myovant Sciences Ltd., as submitted to the SEC on September 20, 2016.

5. Investor Presentation of Myovant Sciences Ltd., as submitted to the SEC on October 12, 2016.

6. Investor Presentation of Myovant Sciences Ltd., as submitted to the SEC on October 12, 2016.

4

SCHEDULE IV

Lock-up Agreements Delivered Pursuant to Section 6(k)

Directors:

Mark Altmeyer

Wayne DeVeydt

Keith Manchester, M.D.

Vivek Ramaswamy

Kathleen Sebelius

Lynn Seely, M.D.

Officers:

Frank Karbe

Marianne Romeo

Others:

Roivant Sciences Ltd.

Takeda Pharmaceuticals International AG

5

[Form of Lock Up Agreement]	EXHIBIT A

[letterhead of officer, director or major shareholder of issuer]

Myovant Sciences Ltd.

Public Offering of Common Shares

                         , 2016

Citigroup Global Markets Inc.

Cowen and Company, LLC

Evercore Group L.L.C.

Barclays Capital Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, NY 10055

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

This letter agreement is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Myovant Sciences Ltd., a company incorporated and organized under the laws of Bermuda (the “Issuer”), and each of you as Representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of Common Shares, $0.00001 par value per common share (the “Common Shares”), of the Issuer (the “Offering”).

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. (“Citigroup”), offer, sell, contract to sell, pledge or otherwise dispose of (or enter

1

EXHIBIT A

into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Issuer or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for the period beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the Underwriting Agreement (the “Lock-up Period”).

Notwithstanding the foregoing, the foregoing restrictions shall not apply to:

(i) Transactions relating to Common Shares or other securities acquired in open market Transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act will be required or will be voluntarily made during the Lock-up Period in connection with subsequent sales of Common Shares or other securities acquired in such open market Transactions during the Lock-up Period;

(ii) transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares as a bona fide gift or charitable contribution;

(iii) distributions of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to limited and general partners, members, stockholders or holders of similar equity interests in the undersigned;

(iv) transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares by will or intestacy or to any Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member;

(v) transfers of Common Shares pursuant to a domestic order or negotiated divorce settlement;

(vi) the exercise of a stock option granted under a stock incentive plan described in the Prospectus by the undersigned, and the receipt by the undersigned from the Issuer of Common Shares upon such exercise, insofar as such option is outstanding as of the date of the Prospectus, provided that the underlying Common Shares shall continue to be subject to the restrictions on transfer set forth in this letter agreement and provided, further, that, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option, that no Common Shares were sold by the reporting person and that Common Shares received upon exercise of the stock option are subject to this letter agreement with the underwriters of the Offering;

2

EXHIBIT A

(vii) the disposition of Common Shares to the Issuer, or the withholding of Common Shares by the Issuer, in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due with respect to the vesting of restricted stock granted under a stock incentive plan or pursuant to a contractual employment arrangement described in the Prospectus, insofar as such restricted stock is outstanding as of the date of the Prospectus, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period;

(viii) transfers to the Issuer in connection with the repurchase of Common Shares in connection with the termination of the undersigned’s employment with the Issuer pursuant to contractual agreements with the Issuer as in effect as of the date of the Prospectus, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period;

(ix) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (a) such plan does not provide for the transfer of Common Shares during the Lock-up Period and (b) the entry into such plan is not publicly disclosed, including in any filings under the Exchange Act, during the Lock-up Period; or

(x) pursuant to a bona fide third party tender offer for all outstanding Common Shares of the Issuer, merger, consolidation or other similar transaction made to all holders of the Issuer’s securities involving a change of control of the Issuer (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares or other such securities in connection with such transaction, or vote any Common Shares or other such securities in favor of any such transaction) that has been approved by the board of directors of the Issuer, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this letter agreement;

provided, however, in the case of any transfer or distribution pursuant to clauses (ii), (iii), (iv) and (v) above, it shall be a condition to such transfer that:

•	each donee, transferee or distributee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such donee, transferee or distributee is receiving and holding such Common Shares and/or securities convertible into or exercisable or exchangeable for Common Shares subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Common Shares and/or securities convertible into or exercisable or exchangeable for Common Shares, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such donee, transferee or distributee had been an original signatory hereto), and

3

EXHIBIT A

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor, transferee, distributor or distributee) shall be required, or made voluntarily (other than any such disclosure required to be made by applicable law or regulation, including, without limitation, one or more filings on Form 4, Form 5, Schedule 13G or Schedule 13D, in each case, in accordance with applicable law and made after the expiration of the Lock-up Period).

If the undersigned is an officer or director of the Issuer, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Common Shares the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Issuer, (i) Citigroup agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, Citigroup will notify the Issuer of the impending release or waiver, and (ii) the Issuer has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This letter agreement shall automatically terminate upon the earliest to occur, if any, of (i) the date that the Issuer advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) December 31, 2016, if the Underwriting Agreement is not executed by such date and (iii) the date of termination of the Underwriting Agreement if prior to the Closing Date (as defined in the Underwriting Agreement).

Yours very truly,

[insert officer, director or shareholder]

By:
Name:
Title:

4

EXHIBIT A

Annex A

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position,

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Common Shares or any security convertible into or exchangeable or exercisable for Common Shares, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

“Transactions” shall include, but not be limited to, a Sale or Offer to Sell or a Swap, each as defined above.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.

5

[Form of Press Release]	EXHIBIT B

Myovant Sciences Ltd.

[insert date]

Myovant Sciences Ltd. (the “Issuer”) announced today that Citigroup Global Markets Inc., lead book-running manager in the Issuer’s recent public sale of [●] common shares, is [waiving] [releasing] a lock-up restriction with respect to [●] of the Issuer’s common shares held by [certain officers or directors] [an officer or director] of the Issuer. The [waiver] [release] will take effect on [insert date], 20__, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

1

[Form of Waiver of Lock-up]

ADDENDUM

Myovant Sciences Ltd.

Public Offering of Common Shares

[insert date], 20__

[insert name receiving waiver]

[insert address]

Dear Mr./Ms. [insert name]:

This letter is being delivered to you in connection with the offering by Myovant Sciences Ltd. (the “Issuer”) of [●] common shares of, $0.00001 par value per common share (the “Common Shares”), of the Issuer and the lock-up letter dated [insert date], 20[●] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [insert date], 20[●], with respect to [●] Common Shares (the “Shares”).

Citigroup Global Markets Inc. hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [insert date], 20[●]; provided, however, that such [waiver] [release] is conditioned on the Issuer announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Issuer of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Citigroup Global Markets Inc.

By:
Name:
Title:

cc:	Issuer

1